CERTIFICATE OF MERGER

                                       OF

                            INACOM ACQUISITION, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                               VANSTAR CORPORATION
                            (A DELAWARE CORPORATION)

                (UNDER SECTION 251 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)



It is hereby certified that:

     1.  The  constituent  corporations   participating  in  the  merger  herein
certified are:

     INACOM ACQUISITION, INC., which is incorporated under the laws of the State of Delaware; and

     VANSTAR CORPORATION, which is incorporated under the laws of the State of Delaware.

     2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 (and, with respect to InaCom Acquisition, Inc., Section 228 by the written consent of its sole stockholder) of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Vanstar Corporation.

     4. The Certificate of Incorporation of Vanstar Corporation shall be the Certificate of Incorporation of said surviving corporation.

     5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                               Vanstar Corporation
                        2001 Westside Parkway, Suite 260
                            Alpharetta, Georgia 30004

     6. A copy of the  aforesaid  Agreement  of Merger will be  furnished by the
aforesaid  surviving   corporation,   on  request,  and  without  cost,  to  any
stockholder of either of the aforesaid constituent corporations.

     7. This Certificate of Merger shall be effective as of 4:30 p.m. Eastern time on February 17, 1999.



Dated:            February 17, 1999



                                              VANSTAR CORPORATION

                                              /s/ WILLIAM Y. TAUSCHER
                                      By:     ________________________
                                              William Y. Tauscher
                                              Its: President


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